Corporation Details Corporation Name Entity No.	Cheung Siu Chung B20260245260

Amendment Details

Article Corporation Name of the Articles of Incorporation is amended to read: Corporation Name	Destiny GSG Inc.

Approval Statements

Approval Statements 1) The Board of Directors has approved the amendment of the Articles of Incorporation. 2) Share approval was not required because the corporation has no outstanding shares.
Signatures

  We declare under penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct of our own knowledge.

President/Chief Executive Officer        /Cheung Siu Chung/        05/31/2026
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Officer Title                                    Officer Signature                     Date

Secretary                                          /Cheung Siu Chung/        05/31/2026
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Officer Title                                    Officer Signature                     Date

Treasurer                                         /Cheung Siu Chung/        05/31/2026
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Officer Title Officer Signature Date

B4725-3444 05/31/2026 5:59 PM Received by California Secretary of State